Exhibit 10.36

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [•], 2025, by and between: Mesa Air Group, Inc., a Delaware corporation (together with its successor after the Closing, as defined herein, the “Mesa”); Mesa Representative (the “Mesa Representative”), as representative, United Airlines, Inc., a Delaware corporation (“United” and together with Mesa and the Mesa Representative, the “Escrow Parties”), and Computershare Trust Company, National Association, a national banking association organized under the laws of the United States, as escrow agent (the “Escrow Agent”).

WHEREAS, on [•], 2025, (i) Mesa, (ii) Mesa Representative, (iii) United, (iv) Mesa Airlines, Inc., a Nevada corporation (“Mesa Airlines”), and (v) Republic Airways Holdings Inc. a Delaware corporation (“Republic”), entered into the Three Party Agreement (as amended from time to time in accordance with the terms thereof, the “Three Party Agreement”);

WHEREAS, concurrently with the execution of the Three Party Agreement, Mesa, and Republic entered into that certain Agreement, Plan of Conversion and Plan of Merger (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, on the date hereof, Republic is merging with and into Mesa (the “Merger”), with Mesa continuing as the surviving corporation, and Mesa shall convert from a Nevada corporation to a Delaware corporation and amend its name to [Republic Airways Holdings Inc.];

WHEREAS, in accordance with the Three Party Agreement, at the closing of the Merger (the “Closing”), Mesa will conduct a primary issuance of [•]unrestricted shares (the “Escrowed Shares”) of its common stock, no par value (which shall be in a non-certificated book-entry form), to be held via the Direct Registration System (“DRS”) of The Depository Trust Company at the Transfer Agent (as defined below, which it will then deposit with the Escrow Agent to be held by the Escrow Agent in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of this Agreement;

WHEREAS, Computershare Inc. (the “Transfer Agent”) (having a registered office and mailing address at 150 Royall St., Canton, MA 02021, Attention: Jennifer Lippoldt telephone: (303) 802-7906 and email: jennifer.lippoldt@computershare.com) is the Transfer Agent for Mesa, and Mesa will direct the Transfer Agent to issue the Shares in the name of “Computershare Trust Company, National Association, as Escrow Agent under this Agreement;

WHEREAS, in accordance with the Three Party Agreement and this Agreement, if any portion of the Shares becomes eligible for release in accordance with the terms of the Three Party Agreement, the Escrow Agent will release the applicable portion of the Shares from the Escrow Account in accordance with the terms of Section III hereof and disburse to the applicable recipient the applicable portion of Shares therefrom in accordance with the terms of this Agreement; and

WHEREAS, the Escrow Agent is willing to administer the Escrow Account under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

I.	Appointment

(a) Mesa hereby appoints the Escrow Agent as its escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) All capitalized terms with respect to the Escrow Agent shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Three Party Agreement or the Merger Agreement.

II.	Escrow Shares

(a) Following the Closing, the Transfer Agent, shall deliver the Escrowed Shares in book-entry form (to the extent applicable, together with all interest, gains, dividends, or other income earned with respect thereto, and as reduced by any distribution therefrom pursuant hereto) to the Escrow Agent. [Mesa] shall instruct or direct the Transfer Agent to register the Escrowed Shares in the name of the Escrow Agent, and the Transfer Agent shall deliver a statement to the Escrow Agent reflecting the account information, number of shares, and other pertinent information. The Transfer Agent shall hold the Escrowed Shares for the benefit of the Escrow Agent through the DRS.

(b) Mesa shall instruct or direct the Transfer Agent to deliver to the Escrow Agent a written confirmation of the book-entry transfer of the Escrowed Shares registered in the name of the Escrow Agent in the escrow account. Mesa shall simultaneously deliver to the Escrow Agent a copy of such instruction or direction letter to the Transfer Agent.

(c) For so long as the Escrowed Shares are held by the Escrow Agent hereunder or are otherwise registered in the name of the Escrow Agent, as escrow agent, Mesa shall be deemed to be the beneficial owner of any and all Escrowed Shares held in the escrow account unless and until such shares are disbursed to third parties in accordance with this Agreement and shall possess all rights with respect to such Escrowed Shares, except the right of possession thereof. To the extent permitted by law, in the event any matter is submitted to Mesa’s stockholders in which such stockholders are required or permitted to vote, the Escrow Agent shall vote (or cause to be voted) the Escrowed Shares as directed in writing by Mesa. Mesa shall instruct the Transfer Agent to send all proxy materials to the Escrow Agent with respect to any matter submitted on which Mesa’s stockholders are required or permitted to vote. The Escrow Agent shall deliver any proxy materials relating to the Escrowed Shares to Mesa upon receipt of such proxy materials from the Transfer Agent.

(i)

Any dividends made in respect of any Escrowed Shares held in the Escrow Account (together with the Escrowed Shares and any other benefits or interests arising from the Escrowed Shares, the “Escrow Asset”) shall be deemed part of the escrow and shall be held together with such Escrowed Shares until the time any Escrowed Share is disbursed pursuant to Section III of this Agreement, at which time such dividends will be paid together with such Escrowed Shares.

(ii)

Escrow Agent shall hold the Escrowed Asset in a separate non-interest-bearing demand deposit account as set forth in Schedule 4. No investment of Escrowed Asset will be permitted during the term of this Agreement.

(iii)

In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Mesa common stock other than a regular cash dividend, the Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of the Three Party Agreement and this Agreement.

(d) During the term of this Agreement, the Escrow Agent shall hold the Escrowed Shares in the Escrow Account and shall not sell, transfer, dispose of, lend or otherwise subject to a lien any of the Escrowed Shares except until and to the extent that they are disbursed in accordance with Section III hereof. Except as the Escrow Parties may otherwise agree in joint written instructions as provided in Section III hereof, no Escrowed Shares may be withdrawn except as expressly provided in this Agreement.

(e) The Escrowed Shares shall be registered under the Securities Act of 1933, as amended (the “Securities Act”) as of the date hereof (the “Closing”) and, other than for the release and distribution of such shares by the Escrow Agent in accordance herewith, may not be transferred, sold or otherwise disposed of by any holder thereof except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act.

(f) The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Mesa, whether or not such income was disbursed during such calendar year Notwithstanding the preceding, in the event any cash or stock dividend is declared and paid in respect of the Escrowed Shares during the term of the Escrow, the parties hereto agree that any such dividend shall be treated as a contribution of such cash or stock by Mesa to the Escrow Account and shall not be treated as a dividend for U.S. federal income tax purposes.

(i) For certain payments made pursuant to this Escrow Agreement, the Escrow Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Escrow Agent shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Escrow Agent shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Escrow Agreement shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Escrow Agent prior to the date hereof, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Escrow Agent shall have the right to request from any party to this Escrow Agreement, or any other person or entity entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Escrow Agent to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section II(f)(i) are not provided prior to the date hereof or by the time the related payment is required to be made or are determined by the Escrow Agent to be incomplete and/or inaccurate in any respect, the Escrow Agent shall be entitled to withhold (without liability) a portion of any interest or other income earned on the investment of the Escrow Asset or on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment.

(ii) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Asset, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Asset. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Asset and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section II(f)(ii) is in addition to the indemnification provided in Section VII and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

III.	Disposition and Termination

(a) Promptly (but in no event more than five (5) Business Days) following the determination that all or any portion of the Escrowed Shares is issuable pursuant to Section 2.1(b) of the Three Party Agreement, United and Mesa Representative will jointly instruct the Escrow Agent (the “United Issuance Joint Instruction”) to release the applicable Escrowed Shares, together with the amount of dividends which have accrued (if any) with respect to such Escrowed Shares (the “Share Release Amount”), from the Escrow Account to United. Upon receipt of the United Issuance Joint Instruction, the Escrow Agent shall, no later than the fifth (5th) Business Day thereafter and without further instruction, deliver written instructions in the form of Schedule 5 to the Transfer Agent requesting Transfer Agent to disburse the Share Release Amount (including any applicable dividends) as specified in the United Issuance Joint Instruction. The Escrow Agent shall not be responsible for Transfer Agent’s processing time to release of Escrowed Shares by the Transfer Agent to any party.

(b) If there are still Escrowed Shares remaining in the Escrow Account following any issuance of Escrowed Shares to United pursuant to the United Issuance Joint Instruction, then promptly (but in no event more than five (5) Business Days) following the determination that all or any portion of the Escrowed Shares are then issuable pursuant to Section 2.1(c) of the Three Party Agreement, Mesa and Mesa Representative will jointly instruct the Escrow Agent (the “Mesa Issuance Joint Instruction”) to release the Share Release Amount from the Escrow Account to Mesa. Upon receipt of the Mesa Issuance Joint Instruction, the Escrow Agent shall, no later than the fifth (5th) Business Day thereafter and without further instruction, deliver written instructions in the form of Schedule 5 to the Transfer Agent requesting Transfer Agent to disburse the Share Release Amount (including any applicable dividends) as specified in the Mesa Issuance Joint Instruction. The Escrow Agent shall not be responsible for Transfer Agent’s processing time to release of Escrowed Shares by the Transfer Agent to any party.

(c) If there are still Escrowed Shares remaining in the Escrow Account following any issuance of Escrowed Shares to Mesa pursuant to the Mesa Issuance Joint Instruction, then promptly following the determination that all or any portion of the Escrowed Shares are then issuable pursuant to Section 2.1(d) of the Three Party Agreement, Mesa will instruct the Escrow Agent (the “Pre-Merger Mesa Shareholder Instruction” and together with the United Issuance Joint Instruction and the Mesa Issuance Joint Instruction, the “Issuance Instructions”) to release the Share Release Amount from the Escrow Account to the Pre-Merger Mesa Shareholders (with such holders identified in Schedule 3 attached hereto, the “Pre-Merger Mesa Shareholders”). Upon receipt of the Pre-Merger Mesa Shareholder Instruction, the Escrow Agent shall, no later than the fifth (5th) Business Day thereafter and without further instruction, deliver written instructions in the form of Schedule 5 to the Transfer Agent requesting Transfer Agent to disburse the Share Release Amount (including any applicable dividends) as specified in the Pre-Merger Shareholder Instruction. The Escrow Agent shall not be responsible for Transfer Agent’s processing time to release of Escrowed Shares by the Transfer Agent to any party.

(d) Any Issuance Instructions delivered pursuant to this Agreement shall specify the number of Escrowed Shares to be released and such other information as may be required to permit the Escrow Agent to release such Escrowed Shares.

(e) Upon the delivery of all of the Escrowed Shares by the Escrow Agent in accordance with the terms of this Agreement (including this Section III), this Agreement shall terminate, subject to the provisions of Sections II(f)(ii), VI and VII hereof.

IV.	Escrow Agent

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Escrow Parties and any other person or entity, in connection herewith, if any, including without limitation the Three Party Agreement or the Merger Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent.

The Escrow Agent shall have no duty to know or inquire if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b) In the event of any conflict between the terms and provisions of this Agreement, those of the Three Party Agreement or the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between the Escrow Parties and any other person or entity, the terms and conditions of this Agreement shall control.

(c) The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Escrow Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section X hereof and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section X hereof. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Escrow Parties or the Pre-Merger Mesa Shareholders. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e) The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Escrow Parties or the Pre-Merger Mesa Shareholders. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from the Escrow Parties hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction that agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

(f) The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(g) No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

V.	Succession

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the Escrow Parties specifying a date when such resignation shall take effect, provided that such resignation shall not take effect until a successor escrow agent has been appointed in accordance with this Section V. If the Escrow Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Asset (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section VII hereof.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the corporate trust business and assets as whole or substantially as a whole may be transferred, shall be the Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

VI.	Compensation and Reimbursement

The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2 attached hereto, which compensation shall be paid by Mesa. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the release of shares under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) calendar days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Account with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Account. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section VII hereof. The obligations of Escrow Parties set forth in this Section VI shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

VII.	Indemnity

(a) The Escrow Agent shall be indemnified and held harmless by the Escrow Parties from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in the state of Delaware.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) The Escrow Agent shall not be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent’s gross negligence or willful misconduct, or (ii) special, indirect, punitive, or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(e) This Section VII shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

VIII.	Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Escrow Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm identities including without limitation name, address and organizational documents (“identifying information”).

(b) The Escrow Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent and that any such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

IX.	Notices

(a) All communications hereunder shall be in writing and except for any Issuance Instruction or any communications from the Escrow Parties setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Escrow Asset, all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by email, provided that the receipt of such email is promptly confirmed, by telephone, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

Notices to Mesa:

Mesa Air Group, Inc.

410 N. 44th Street, Suite 700

Phoenix, Arizona 85008

Attention: Brian Gillman

Email: brian.gillman@mesa-air.com

with a copy to (which will not constitute notice):

Pachulski Stang Ziehl & Jones LLP

10100 Santa Monica Blvd., 13th Floor

Los Angeles, California 90067

Attention: Richard M. Pachulski; John W. Lucas

Email: rpachulski@pszjlaw.com; jlucas@pszjlaw.com

Notices to Mesa Representative:

Mesa Air Group, Inc.

410 N. 44th Street, Suite 700

Phoenix, Arizona 85008

Attention: Brian Gillman

Email: brian.gillman@mesa-air.com

with a copy to (which will not constitute notice):

Pachulski Stang Ziehl & Jones LLP

10100 Santa Monica Blvd., 13th Floor

Los Angeles, California 90067

Attention: Richard M. Pachulski; John W. Lucas

Email: rpachulski@pszjlaw.com; jlucas@pszjlaw.com

Notices to United:

United Airlines, Inc.

233 S. Wacker Drive

Chicago, Illinois 60606

Attention: UAX Notices

Email: UAXnotices@united.com

with a copy to (which will not constitute notice):

Sidley Austin LLP

1000 Louisiana St., Suite 5900

Houston, Texas 77002

Attention: Kevin Lewis; Atman Shukla

Email: klewis@sidley.com; ashukla@sidley.com

Notices to the Escrow Agent:

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention:

Email:

Telephone:

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

X.	Security Procedures

(a) Notwithstanding anything to the contrary as set forth in Section IX hereof, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section III hereof, may be given to the Escrow Agent only by confirmed electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Asset, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by electronic transmission (including e-mail) at the number or e-mail address provided to the Escrow Parties by the Escrow Agent in accordance with Section IX hereof and as further evidenced by a confirmed transmittal to that number.

(b) In the event transfer instructions are so received by the Escrow Agent by electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereof, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1 hereof, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of the Escrow Parties (collectively, the “Senior Officers”), as the case may be, which shall be designated in Schedule 1 hereof. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(c) The Escrow Parties acknowledges that the Escrow Agent is authorized to deliver the Escrowed Shares to the custodian account or recipient designated by any recipient in writing, provided that such delivery shall be endorsed in writing by Mesa.

(d) The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

(e) The Parties certify that the names, titles, telephone numbers, email addresses and specimen signatures set forth in Schedule 1 are persons authorized to provide direction and initiate or confirm transactions.

XI.	Court Orders

In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by opinion of legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Agent shall further have no obligation to pursue any action that is not in accordance with applicable law.

XII.	Miscellaneous

(a) Except for changes to transfer instructions as provided in Section X hereof, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Escrow Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or the Escrow Parties except as provided in Section V hereof, without the prior consent of the Escrow Agent and the Escrow Parties.

(b) This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each of the Escrow Parties and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of Delaware or United States federal court, in each case, sitting in the State of Delaware. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(c) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

(e) If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section VII hereof above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Escrow Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Asset escrowed hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MESA AIR GROUP, INC.

By:
Name:
Title:

[MESA REPRESENTATIVE]

By:
Name:
Title:

UNITED AIRLINES, INC.

By:
Name:
Title:

[ESCROW AGENT]

By:
Name:
Title:

[Signature Page to Escrow Agreement]

Schedule 1

AUTHORIZED OFFICER OF MESA, MESA REPRESENTATIVE AND UNITED

Mesa:

Individuals authorized by Mesa:

Name and Title		Telephone Number E-mail Address	Specimen Signature

1.	[XXXXXX]

2.

3.

Mesa Representative:

Individuals authorized by Mesa Representative:

Name and Title		Telephone Number E-mail Address	Specimen Signature

1.	[XXXXXX]

2.

3.

United:

Individuals authorized by United:

Name and Title		Telephone Number E-Mail Address	Specimen Signature

1.	[XXXXXX]

2.

3.

Schedule 2

FEE INFO

Schedule 3

PRE-MERGER MESA SHAREHOLDERS

(Attached)

Schedule 4

Non-Interest Bearing Cash Direction Form

Direction to use the following Computershare Trust Company, N.A. (Computershare) Deposit Option for cash balances for the following account(s) and all subaccounts thereof:

Account name:
Account number(s):

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the account(s) in the following bank deposit option:

Computershare Essential Non Interest Bearing Deposit Option (ENIB) (SEI CUSIP = VP7000384)

I acknowledge that I have full power and authority to direct investments of the account(s).

I acknowledge that funds are deposited with investment grade financial institutions as rated by S&P, Moody’s or Fitch.

I understand that Computershare shall not be obligated to pay any interest to the account(s).

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

I understand that Computershare may from time to time receive compensation in connection with such deposits or investments.

I understand that Computershare shall have no responsibility or liability for any diminution of the funds that may result from any deposit or investment made by Computershare in accordance with this direction, including any losses resulting from a default by any bank, financial institution or other third party.

Schedule 5

ESCROW AGENT INSTRUCTION TO TRANSFER AGENT

[Date]

Computershare Inc.

Attention:

email: [•]

RE: Release / Re-register of Escrowed Shares pursuant to that certain Escrow Agreement dated MONTH, DD, YYYY by and among [ ], [ ], and Computershare Trust Company, National Association (“Escrow Agent”).

Dear [•]:

Pursuant to Section [ ] of the above referenced Escrow Agreement and the attached letter of direction executed by [ ] and [ ], Computershare Trust Company, National Association, as Escrow Agent and the registered owner of [•] shares of the [ ]stock of [ ] (“Escrowed Shares”) hereby authorizes the release, transfer and re-registration of the following Escrowed Shares r/n/o Computershare Trust Company, National Association, as Escrow Agent under an Escrow Agreement dated _____, 2022 by and among [ ], [ ], and Computershare Trust Company, National Association, a national banking association organized under the laws of the United States, as escrow agent to:

[•] Common Shares

CUSIP [•]

COY [•] / Class [•]

r/n/o [•]

Effective Date:[•]

Upon release and re-registration, Computershare’s position will be [•] Escrowed Shares. Please provide an updated Book Entry Advice for the account number [•] reflecting Computershare Trust Company, National Association, as Escrow Agent to the Escrow Agreement.

If you have any questions, please feel free to contact the Relationship Manager for the above issue, [ ], at ( ) - or [ ]@computershare.com.